Exhibit 10.23

Account Number: 97300706342

First Republic Bank

DEPOSIT ACCOUNT CONTROL AGREEMENT

This Deposit Account Control Agreement (“Agreement”) is entered into this 19th day of November, 2007, between First Republic Bank (“Bank”), Centurion Credit Resources LLC (“Secured Party”), and Pharmatech Direct Corp. (“Customer”).

All parties agree as follows:

1.

Deposit Account.  Bank maintains one or more demand, time, savings, passbook, or other similar account which are identified above in which Customer has an interest according to Bank’s records.  The Deposit Account is subject to Bank’s Deposit Agreement Disclosure Statement, unless specifically altered by this Agreement.

2.

Security Interest.  Customer has granted Secured Party a security interest in the above account(s) and in all funds now or later deposited into or held therein including without limitation any interest accruals and in any renewals, replacements or rollovers thereof (“Substitute Account”) regardless of the numbers of such Substitute Accounts.  All of the foregoing assets are collectively referred to as the “Deposit Account”.

3.

Other Deposit Control Agreements.  Bank:

  X

has not entered into any other Deposit Account Control Agreements with any other party relating to the above Accounts, or

___

has entered into Deposit Account Control Agreements with the parties listed on Exhibit A attached hereto.

4.

Customer’s Rights In Deposit Account.  Customer:

  X

retains the right to direct the disposition of funds from the Deposit Account until Bank has received a Notice of Exclusive Control from Secured Party as set forth below; or

___

does not retain the right to direct the disposition of funds from the Deposit Account.  Instructions are to be provided in writing to the Bank at the address specified below.

5.

Control of Deposit Account.  This Agreement provides Secured Party with control of the Deposit Account for purposes of perfecting its security interest therein.  Except as permitted in Section 6 of this Agreement, and except as required pursuant to the terms of any other Deposit Account Control Agreement or pursuant to bankruptcy or other applicable law, after Bank receives a Notice of Exclusive Control from Secured Party (as set forth in Section 12 below), and has had reasonable opportunity to comply with it Bank and Customer agree that Bank will comply with instructions (“Instructions”) as to the withdrawal or disposition of any funds credited to the Deposit Account, and as to any other matters relating to the Deposit Account, received from Secured Party without Customer’s further consent.  The Notice of Exclusive Control must be in the form set forth in Attachment B hereto and must be signed by an authorized representative of Secured Party.  Secured Party’s instructions may include the giving of stop payment orders for any items being presented to the Deposit Account for payment.

6.

Bank’s Authorization and Liability.  Bank is authorized to rely on any Instructions from Secured Party even if such Instructions are contrary to any instructions or demands of Customer.  Bank will have no duty to determine whether Customer’s obligations to Secured Party are in default.  Bank may rely on any communications it believes in good faith to be genuine and given by the appropriate party.  Bank will have no liability to Customer in connection with this Agreement for wrongful dishonor of such items in following the Instructions from Secured Party.  Bank is liable to Secured Party or Customer only for direct damages under this Agreement (not including lost profits) caused by Bank’s gross negligence or willful misconduct up to a maximum amount of the funds held in the Deposit Account.

7.

Priority.  Nothing contained in this Agreement will constitute a waiver, release or subordination of any present or future rights which Bank has or may have in the Deposit Account (whether described as rights of setoff, banker’s liens, chargeback or otherwise) with respect to (a) items returned unpaid to the account; (b) overdrafts on the Deposit Account; (c) automated clearing house transfer or presentment warranties made against Bank in connection with items deposited to the Deposit Account; (e) Bank’s usual and customary charges for services rendered in connection with the Deposit Account; or (f) any lien arising in connection with any loan or other credit relationship between Customer and Bank.  Secured Party agrees that that upon receipt of Secured Party’s Notice of Exclusive Control, Bank may exercise Bank’s rights and remedies in connection with any liens, security interests or claims it may have in or on the Deposit Account.

8.

Returned Items.  Bank will pay returned items by debiting the Deposit Account.  Secured Party agrees that it will pay, within ten (10) days of a demand by Bank, any amounts owed for a returned item that is not paid in full by Customer up to the amount of the proceeds received by Secured Party from the corresponding returned item.

9.

Indemnity.  Secured Party and Customer, together and separately, will indemnify and hold Bank, its officers, directors, employees, attorneys, and agents harmless against all claims, liabilities, and expenses arising out of this Agreement (including reasonable attorneys’ fees and disbursements), except to the extent the claims, liabilities, or expenses are caused by Bank’s gross negligence or willful misconduct.

10.

Statements. Bank will send copies of all statements for the Deposit Account to:

  X

Customer; and

  X

Secured Party (at Customer’s Expense).

11.

Termination.  Secured Party may terminate this Agreement by giving Bank and Customer 30 days prior written notice of termination.  Bank may terminate this Agreement by giving Secured Party and Customer 30 days prior written notice of termination.  Customer may only terminate this Agreement with the written consent of Secured Party and only after 30 days prior written notice to Bank, approved in writing by Secured Party.  Except as follows, this Agreement automatically terminates when the Deposit Account closes.  The provisions of Sections 6 and 9 shall survive any termination of this Agreement.

12.

Relationship of the Parties.  Nothing in this Agreement shall create any agency or fiduciary relationship between Customer, Secured Party and Bank.

13.

Amendments.  This Agreement may be amended only by a writing, signed by Bank, Secured Party and Customer.

14.

Notice.  Written notice to each party is to be provided at the address shown below and shall be effective upon delivery except that (i) delivery via facsimile to Bank of a Notice of Exclusive Control will be considered to have been validly given only when acknowledged in writing by Bank and (ii) delivery of any other notice via facsimile to any party shall be considered delivered 24 hours after the time of transmission.  The addresses to which notices or other communications are to be given may be changed from time to time by notice served as provided herein.  Secured Party acknowledges that Bank may not be able to respond to a Notice of Exclusive Control pursuant to Section 5 above if the Secured Party does not deliver the Notice to the address listed below; and Secured Party agrees that Bank will not be held liable for any failure to respond to a Notice of Exclusive Control that Secured Party does not deliver to the address listed below.

Bank:	Secured Party:	Customer:
First Republic Bank	Centurion Credit Resources LLC	Pharmatech Direct Corp.
Attn: Sev Araradian	Attn: Brian Jedwab	Attn:
10 Columbus Circle New York, NY 10019	152 West 57th Street, 54th Fl. New York, New York 10019
Tel: (212) 336-8201	Tel: (212) 271-7824	Tel:
Fax: (212) 336-8209	Fax: (516) 706-7300	Fax:

15.

Counterparts.  This Agreement may be signed in counterparts that when signed by all parties are one agreement.

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16.

Waiver.  EACH PARTY WAIVES ANY RIGHT IT HAS TO A JURY TRIAL IN ANY ACTION ARISING FROM THIS AGREEMENT.  THE PREVAILING PARTY IN ANY ACTION IS ENTITLED TO REASONABLE ATTORNEY FEES AND COSTS.

Secured Party

CENTURION CREDIT RESOURCES LLC

By:  _______________________________

Name:

Title:

Date:

Customer

PHARMATECH DIRECT CORP.

By: /s/Keith Berman

Name:  Keith Berman

Title:  President

Date:  11/20/2007

Bank

FIRST REPUBLIC BANK

By:  _______________________________

Name:

Title:

Date:

First Republic Bank

Deposit Account Control Agreement

Exhibit A

None.

Exhibit B

Notice of Exclusive Control

To:

First Republic Bank (“Bank”)

From:

Centurion Credit Resources, LLC (“Secured Party”)

Re:

Pharmatech Direct Corp. (“Customer”)

Date:

__________________

Pursuant to the Deposit Account Control Agreement dated ____________ (“Agreement”) entered among Bank, Customer and Secured Party, Secured Party hereby notifies Bank of Secured Party’s exercise of Secured Party’s rights under the Agreement and directs Bank to cease complying with instructions or any directions originated by Customer or its agents.  Secured Party hereby certifies that it is entitled to exercise its rights under the Agreement, that Secured Party has a right to all or part of the funds in the Deposit Account (as defined in the Agreement), and agrees to specify the amount of the funds in the Deposit Account so due Secured Party.

Secured Party hereby agrees to indemnify and hold harmless Bank, its affiliates, and respective directors, officers, employees and agents, pursuant to the terms of Section 9 of the Agreement.

Secured Party agrees that upon receipt of Secured Party’s Notice of Exclusive Control, Bank may exercise Bank’s rights and remedies as permitted under Section 5 of the Agreement and under any applicable laws, and may need to comply with obligations pursuant to Deposit Control Agreements Bank entered with other creditors pursuant to Section 3 of the Agreement.

Secured Party hereby certifies that the person executing this Notice of Exclusive Control is an officer, representative or agent of Secured Party authorized to act on behalf of Secured Party and to make the representations and agreements contained in this Notice of Exclusive Control.

The following provisions shall constitute the Instructions referred to in the Agreement:  “Any withdrawal or disposition of any funds credited to the Deposit Account, and any other instruction or advice to Bank as to any other matters relating to the Deposit Account, shall be made solely by and at the direction of Secured Party.”

Secured Party

CENTURION CREDIT RESOURCES LLC

By:  _______________________________

Name:

Title:

Date:

ACKNOWLEDGED BY:

Bank

FIRST REPUBLIC BANK

By:  _______________________________

Name:

Title:

Date:

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